UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 26, 2008

NEW MEXICO SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

NEVADA	333-112781	91-1287406
(State or jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5021 Indian School Road, Suite 100

Albuquerque, New Mexico 87110

(Address of principal executive offices)

505-255-1999

(Registrant's telephone number, including area code)

not applicable

(Former Name or Former Address, If Changed Since Last Report)

Section 8 - Other Events

Item 8.01 Other Events.

We initiated operations of a newly organized, wholly owned subsidiary, Telerad Service, Inc., a Nevada corporation.  This subsidiary is in the business of providing radiological interpretation readings and report services for the subsidiary’s clients who provide diagnostic services to their patients.  These clients include a variety of hospitals, clinics and others. This subsidiary began generating modest revenues in June, which will be reported in our quarterly report on Form 10-Q for the quarter ended June 30, 2008.  The subsidiary employs radiologists on a non-exclusive basis each of whom is compensated based on the number of report he or she generates.  We are not able to estimate the revenues which the subsidiary may generate in future periods.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

NEW MEXICO SOFTWARE, Inc.

Date: July 14, 2008

By: /s/ Richard F. Govatski

Richard F. Govatski

Chairman of the Board of

Directors, Chief Executive

Officer and President

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